Exhibit 10.2

MATERIAL SCIENCES CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE 1992 OMNIBUS

STOCK AWARDS PLAN FOR KEY EMPLOYEES

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is dated as of                      (“Grant Date”) between Material Sciences Corporation, a Delaware corporation (the “Company”), and                      (“Employee”) and is entered into pursuant to the 1992 Omnibus Stock Awards Plan for Key Employees, as in effect on the date hereof (the “Plan”).

1. Option Grant. Subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Employee the right to purchase (the “Option”) from the Company [            ] shares (the “Option Shares”) of the Company’s common stock, $.02 par value (the “Common Stock”) at an exercise price per share equal to the greater of (a) $12.75 or (b) the Fair Market Value (as defined herein) on the Grant Date (the “Option Price”), to be exercisable at the times and on the terms and subject to the conditions set forth herein. The Option shall be null and void unless the Employee executes this Agreement and returns it to the Secretary of the Company at its office in Elk Grove Village, Illinois within thirty (30) days of receipt by the Employee. The Option will expire on the fifth anniversary of the date of this Agreement (the “Final Expiration Date”), unless terminated earlier as provided under paragraphs 3 or 4. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes hereof, “Fair Market Value” means the last reported sale price of Common Stock on the principal securities exchange on which shares of the Common Stock are then listed.

2. Vesting and Exercise. The Option shall be exercisable only to the extent vested in accordance with this paragraph 2. Subject to paragraphs 5 and 9 and the following sentence, the Option shall become vested on the third (3rd) anniversary of the Grant Date, provided that Employee is continuously in Employment by the Company (as defined herein) from the Grant Date until the third anniversary of the Grant Date.

Notwithstanding anything to the contrary contained in this paragraph 2, upon the occurrence of a Vesting Event (as defined herein) and subject to paragraph 9 hereof, the Option shall become vested as to a number of Option Shares (rounded to the nearest whole share) equal to the product of (A) the total number of Option Shares, multiplied by (B) a fraction, (y) the numerator of which equals the number of whole or partial calendar months which have elapsed from the Grant Date, and (z) the denominator of which is 36. A “Vesting Event” means a Sale of the Company (as defined herein) or the termination of Employee’s Employment by the Company due to death, Permanent Disability (as defined herein), Retirement (as defined herein) or termination by the Company without Cause (as defined herein).

For purposes hereof, “Sale of the Company” means any transaction or series of transactions pursuant to which any person(s) or entity(ies) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s Board of Directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

For purposes hereof, the term “Cause”, with respect to the termination of Employee’s Employment by the Company, means (i) the willful and continued failure by Employee to perform substantially Employee’s duties to the Company (other than any such failure resulting from Employee’s Permanent Disability) within a reasonable period of time after a written demand for a substantial performance is delivered to Employee by the Company which demand specifically identifies the manner in which the Company believes that Employee has not substantially performed Employee’s duties; or (ii) the willful misconduct by Employee in the performance of Employee’s duties to the Company or the willful engaging by Employee in conduct which, in either case, is illegal or materially injurious to the Company monetarily or otherwise.

For purposes hereof, (i) cessation of employment as a result of “Retirement” shall mean cessation of employment after the Employee has attained the age of sixty-five (65) other than a termination of Employee’s Employment by the Company for Cause and (ii) cessation of employment as a result of “Permanent Disability” shall mean cessation of employment with respect to which Employee is entitled to benefits under any of the Company’s or an Affiliate’s (as defined herein) permanent disability programs, as applicable.

Any portion of the Option that is not, or shall not have become, vested as of the termination of Employee’s Employment by the Company, shall be forfeited to the Company effective on the termination date of Employee’s Employment by the Company. Any portion of the Option that is or shall have become vested as of the termination of Employee’s Employment by the Company, shall be exercisable in accordance with the applicable terms of this Agreement.

Subject to the foregoing, the Option shall be exercisable, and Employee shall have the right to purchase the Option Shares, from time to time and in whole or in part, only if Employee is in Employment by the Company on the exercise date, except as provided under paragraphs 3 and 4.

3. Cessation of Employment. Subject to this paragraph 3, the Option shall expire and permanently terminate upon, and shall not be exercisable or exercised after, the cessation of Employee’s Employment by the Company for any reason other than a cessation of employment due to death, Permanent Disability, Retirement or termination by the Company of Employee’s employment without Cause. For greater certainty, any leave of absence for periods and purposes conforming to the personnel policies of the Company shall not be deemed cessation of employment or an interruption of continuous service. Upon a cessation of employment described in this paragraph 3, then except as specifically set forth in paragraph 4, Employee may exercise the Option until the earlier to occur of (i) the thirtieth (30th) day after the effective date of cessation of employment or (ii) the Final Expiration Date.

4. Death, Disability, Retirement, Termination of Employment Without Cause. If Employee (i) dies while in Employment by the Company; (ii) incurs a Permanent Disability while in Employment by the Company, (iii) terminates his employment as a result of Retirement or (iv)

has his employment terminated by the Company without Cause, the Option, to the extent vested, may be exercised until the earlier to occur of (A) the third (3rd) anniversary of Employee’s death, Permanent Disability, Retirement or termination without Cause, as applicable, and (B) the Final Expiration Date.

5. Method of Exercise and Payment. Subject to the limitations herein set forth, Employee or Employee’s beneficiary, if applicable, may exercise the Option by delivery of written notice to the Secretary of the Company in Elk Grove Village, Illinois specifying the number of shares to be purchased and payment of the Option Price, as described below; provided, however, that no fractional shares may be purchased hereunder at any time, and the Company shall not be obligated to make any payment in lieu of fractional shares. Payment of the Option Price shall be made either (i) in cash or by check, bank draft or money order to the order of Material Sciences Corporation (collectively, “cash”), (ii) at the discretion of Employee and with the consent of the Company’s Compensation, Organization and Corporate Governance Committee (the “Committee”), in shares of Common Stock held by the Employee for a minimum period of six (6) months (valued as of the date of the notice of exercise) with a total value equal to or less than the aggregate Option Price, plus cash in the amount, if any, by which the aggregate Option Price exceeds the value of such shares of Common Stock or (iii) at the discretion of the Committee, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the sale or loan proceeds required to pay the exercise price; provided, however, that this method of payment shall not be available to an “Executive Officer” (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto) if it would constitute a loan by the Company to the Employee.

6. Tax Withholding. As a condition precedent to the exercise of the Option, Employee shall, if requested by the Company, pay to the Company, in addition to the aggregate Option Price, such amount of cash as the Company may be required, under applicable federal, state or local law or regulations, to withhold and pay over as income or other withholding taxes.

7. Delivery of Option Shares. Upon the exercise of the Option in whole or in part, the Company shall deliver a certificate or certificates representing the number of shares of Common Stock purchased against full payment therefor in the manner set forth in paragraph 5 hereof, and the Company shall pay all original issue or transfer taxes and all other fees and expenses incident to such delivery except as otherwise provided in paragraph 6 hereof.

8. Transferability. Neither the Option, this Agreement nor any rights under this Agreement may be transferred other than by will or the laws of descent and distribution, and during Employee’s lifetime the Option shall be exercisable only by Employee or his or her legal representative. Any other transfer or any attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void and shall nullify the Option. The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of Employee under this Agreement or possess any rights under this Agreement by virtue of any attempted execution, attachment or other process. Notwithstanding the foregoing, the Option may be transferred (i) by law or pursuant to the laws of descent and distribution and (ii) by the Employee to a “family member” of such Employee by gift or by domestic relations order. For purposes of this paragraph 8, “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty percent of the voting interests (each, a “Permitted Transferee”). In the case of any transfer pursuant to this paragraph 8, this Agreement shall be interpreted such that the term “Employee” shall mean the transferring Employee and his or her Permitted Transferees (it being agreed that all of the obligations of the Employee hereunder shall be allocated as appropriate between the transferring Employee and his or her Permitted Transferee).

9. Adjustments. Upon the occurrence of any of the following events, the Option shall be adjusted as follows:

(a)	in case the number of outstanding shares of Common Stock shall be increased by stock split, stock dividend, or other relevant change in the capitalization of the Company (which shall not include the sale by the Company of shares of Common Stock or securities convertible into shares of Common Stock), the number of Option Shares which may thereafter be purchased under the Option shall be proportionately increased and the Option Price shall be proportionately decreased;

(b)	in case the number of outstanding shares of Common Stock shall be decreased by reverse stock split, combination of shares, recapitalization or other relevant change in the capitalization of the Company (which shall not include the purchase or retirement by the Company of shares of Common Stock or securities convertible into such shares of Common Stock), the number of Option Shares which may thereafter be purchased hereunder shall be proportionately decreased and the Option Price shall be proportionately increased; and

(c)	in case the Company shall effect a merger, consolidation or other reorganization, pursuant to which the outstanding shares of Common Stock shall be exchanged for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall use its best efforts to provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or reorganization that Employee shall have the right to purchase, at the aggregate Option Price provided for in this Agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or of such other corporation which would have been issuable to Employee in respect of the number of shares of Common Stock which were subject to the Option immediately prior to the effective date of such merger, consolidation or reorganization if such shares of Common Stock had been then owned by him or her. The Company agrees to use its best efforts to insure that the appropriate provision for the preservation of Employee’s rights, as in this paragraph 9(c), will be made in the agreement or plan pursuant to which such merger, consolidation or reorganization is consummated.

(d)	Any adjustment pursuant to this paragraph 9 shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to this Option immediately after giving effect to such adjustment and the aggregate Option Price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to this Option immediately prior to such adjustment and the aggregate Option Price of such shares. The decision of the Committee as to the exact manner, amount and timing of any such adjustment shall be conclusive.

(e)	If the provision described in paragraphs (c) and (d) above has not been made with respect hereto by the date (the “Adjustment Date”) ten days prior to the scheduled effective date of any such merger, consolidation or other reorganization, then the Employee shall become fully vested in the Option, provided that Employee is in Employment by the Company as of the Adjustment Date.

(f)	In the event that the Company shall effect a merger, consolidation or other reorganization pursuant to which the outstanding shares of Common Stock shall be exchanged for cash or upon the adoption of a plan of complete liquidation for the Company, then the Restrictions imposed by this Agreement shall thereupon lapse upon approval of such reorganization or plan of complete liquidation by the shareowners of the Company (the “Approval Date”) and Employee shall become fully vested in the Option as of the Approval Date, provided that Employee is in Employment by the Company as of the Approval Date.

10. Registration. The Option and this Agreement is subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing of the Option Shares on any securities exchange, or the registration or qualification of the Option Shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase or delivery of Option Shares, the Option may not be exercised, in whole or in part, and the Option Shares may not be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

11. Reservation. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject hereto from time to time.

12. Employment. As used in this Option, “Employment by the Company” shall mean employment by the Company or an Affiliate. An “Affiliate” means a corporation which is a “parent corporation” or a “subsidiary corporation” of the Company, as such terms are defined in subsections (e) and (f) of Section 424 of the Code, and any corporation, or a “parent corporation” or “subsidiary corporation” of such corporation, assuming this Option, or issuing a stock option in lieu thereof, in a transaction to which Section 424(a) of the Code shall apply. The term “subsidiary corporation” shall also include partnerships, joint ventures, and limited liability companies of which the Company owns an interest of 50% or more.

13. No Privileges. Employee shall not be entitled to any privileges of ownership with respect to the Option Shares unless and until purchased and delivered upon the exercise in whole or in part of the Option.

14. Rights of Employee. In no event shall the granting of the Option or the acceptance of this Agreement by Employee interfere with or limit in any way the right of the Company to terminate Employee’s employment at any time with or without cause, nor confer upon Employee any right to continue in Employment by the Company for any period of time or to continue his or her present or any other rate of compensation.

15. Beneficiary Designation. Subject to paragraph 8, Employee may name, from time to time, beneficiaries as provided in the Plan.

16. Committee Resolution. The Committee shall have the right and discretion to resolve all questions which may arise in connection with the Option and with its exercise.

17. Miscellaneous.

(a)	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Employee, acquire any rights hereunder.

(b)	The parties to this Agreement agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

(c)	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given when personally delivered or five (5) business days after deposit in the United States Post Office, by certified mail with postage and fees prepaid, return receipt requested. Notices shall be addressed, in the case of Employee, to the address set forth below his or her signature on the signature page hereto and in the case of the Company, to it at its principal executive office, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(d)	This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(e)	This Agreement shall be governed by and construed under the internal laws (and not the laws of conflicts) of the State of Illinois.

(f)	The captions used herein are for convenience of reference only and shall not be considered in the interpretation of the provisions hereof.

* * * * *

Dated as of the      day of June, 2006.

MATERIAL SCIENCES CORPORATION

By:
Clifford D. Nastas
Its:	Chief Executive Officer

Accepted as of this                      day

of                     , 2006.

Employee

Address: